UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), furnishes herewith, as Exhibit 99.0, a news release announcing third quarter 2010 results.

See also the response to Item 7.01 below, which is incorporated herein by reference.

See also the response to Item 8.01 below, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A.	Earnings Release. The Company furnishes herewith, as Exhibit 99.0, a news release announcing third quarter 2010 results.

B.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.1, the Quarterly Financial Supplement for its Financial Services Businesses for the quarterly period ended September 30, 2010.

Item 8.01	Other Events.

A.	Funding for Star-Edison Acquisition

On September 30, 2010, the Company announced that it entered into an agreement with American International Group, Inc. (“AIG”) to acquire AIG Star Life Insurance Co., Ltd., AIG Edison Life Insurance Company and certain other AIG subsidiaries in Japan for a total purchase price of $4.8 billion. The $4.8 billion amount comprises approximately $4.2 billion in cash and $0.6 billion in the assumption of third party debt, substantially all of which is expected to be repaid with excess capital of the acquired entities. In connection with that announcement, the Company stated that it expected to fund the cash portion of the purchase price through approximately $1.7 billion of available on-balance sheet capital and through the issuance and sale of approximately $1.3 billion of equity securities and $1.2 billion of debt securities.

The Company currently expects that it will fund the cash portion of the purchase price through approximately $2.2 billion of available on-balance sheet capital and through the issuance and sale of approximately $1.0 billion of equity securities and $1.0 billion of debt securities.

B.	Change in Definition of Adjusted Operating Income Relating to Certain Product Guarantees, Related Hedging Activities, and Capital Hedge Program and Previously Reported Reclassification of Korean Asset Management Operations.

1.	Change in Definition of Adjusted Operating Income Relating to Certain Product Guarantees, Related Hedging Activities, and Capital Hedge Program. Effective for the quarter ended September 30, 2010, the Company has amended its definition of adjusted operating income as it relates to living benefit guarantees accounted for as embedded derivatives, and related hedging activities, associated primarily with variable annuity products. Prior to this amendment, adjusted operating income included the mark-to-market adjustments on the embedded derivatives, including a market-related measure of the Company's non-performance risk, and from associated derivative portfolios that are part of a hedging program related to the risk of those products, and the related amortization of deferred policy acquisition and other costs, as well as mark-to-market of derivatives under a capital hedge program intended to protect the Company's statutory capital under stress scenarios involving severe equity market declines. Under the amended definition, adjusted operating income excludes the mark-to-market adjustments on the embedded derivatives inclusive of the market-related measure of the Company's non-performance risk, related hedging activities, and the mark-to-market of derivatives under the capital hedge program. The Company views adjusted operating income under the amended definition as a more meaningful presentation of its results for purposes of analyzing the operating performance of its business segments, as the amended definition presents results on a basis more consistent with the economics of the businesses. Accounting for these products and hedging activities under GAAP has not changed. Adjusted operating income results for earlier periods have been revised to conform to the amended definition.

Adjusted operating income differs from net income and income from continuing operations determined in accordance with GAAP but is the financial measure that the Company uses to analyze the operations of each segment in managing its Financial Services Businesses. See note (1) to the schedule below.

2.	Reclassification of Korean Asset Management Operations. As previously reported, in February 2010, the Company signed a definitive agreement to sell Prudential Investment & Securities Co., Ltd. and Prudential Asset Management Co., Ltd, which together comprise our Korean asset management operations. As a result of the agreement, in reporting adjusted operating income for the quarter ended March 31, 2010, the Company classified its Korean asset management operations as discontinued operations. As a result, these operations, together with related hedging activities, have been excluded from adjusted operating income for current and historical periods. This transaction closed on June 1, 2010.

3.	Effect of Change in Definition of Adjusted Operating Income Relating to Certain Product Guarantees, Related Hedging Activities, and Capital Hedge Program on Current and Historical Results and Previously Reported Reclassification of Korean Asset Management Operations.

The following schedule shows the effect on results for the periods indicated of the matters described above:

	2010		Years Ended December 31,
	2Q	1Q	2009	2008	2007
	(in millions)
Adjusted operating income before income taxes for Financial Services Businesses prior to amended definition and reclassification detailed below:	$966	$952	$3,319	$1,490	$4,535

Impact of amended definition of product guarantees accounted for as embedded derivatives, related hedging activities, and capital hedge program:
Individual Annuities segment	(417)	(16)	54	187	(21)
Retirement segment	(5)	(2)	(16)	14	—
Corporate and other operations	9	(3)	(40)	15	17

Subtotal	(413)	(21)	(2)	216	(4)

Impact of Korean asset management operations classified as discontinued operations in the first quarter of 2010:
International Investments segment			(16)	(28)	(113)
Corporate and other operations			(27)	(13)	(3)

Subtotal			(43)	(41)	(116)

Adjusted operating income before income taxes for Financial Services Businesses as currently reported(1):	$553	$931	$3,274	$1,665	$4,415

Shown below are the contributions of each segment and Corporate and Other operations to adjusted operating income as currently reported for the periods indicated and a reconciliation of adjusted operating income as currently reported of our segments and Corporate and Other operations to income from continuing operations before income taxes and equity in earnings of operating joint ventures.

	2010		Years Ended December 31,
	2Q	1Q	2009	2008	2007
	(in millions)
Adjusted operating income before income taxes for Financial Services Businesses by Segment:
Individual Annuities	$(131)	$244	$757	$(890)	$701
Retirement	137	169	494	545	482
Asset Management	124	83	55	232	701

Total U.S. Retirement Solutions and Investment Management Division	130	496	1,306	(113)	1,884

Individual Life	88	91	562	446	622
Group Insurance	32	53	331	340	286

Total U.S. Individual Life and Group Insurance Division	120	144	893	786	908

International Insurance	459	484	1,843	1,747	1,598
International Investments	19	12	27	(360)	143

Total International Insurance and Investments Division	478	496	1,870	1,387	1,741

Corporate Operations	(185)	(198)	(735)	(206)	(146)
Real Estate and Relocation Services	10	(7)	(60)	(189)	28

Total Corporate and Other	(175)	(205)	(795)	(395)	(118)

	2010		Years Ended December 31,
	2Q	1Q	2009	2008	2007
	(in millions)
Adjusted operating income before income taxes for Financial Services Businesses	553	931	3,274	1,665	4,415

Reconciling Items:
Realized investment gains (losses), net, and related adjustments	1,257	64	(1,219)	(2,777)	(24)
Charges related to realized investment gains (losses), net	(632)	(127)	(492)	293	(74)
Investment gains (losses) on trading account assets supporting insurance liabilities, net	79	252	1,601	(1,734)	—
Change in experience-rated contractholder liabilities due to asset value changes	(144)	(320)	(899)	1,163	13
Divested businesses	(7)	(7)	2,131	(506)	274
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	18	(36)	(2,364)	654	(354)

Income (loss) from continuing operations before income taxes and equity in earnings of operating joint ventures for Financial Services Businesses	1,124	757	2,032	(1,242)	4,250

Income (loss) from continuing operations before income taxes and equity in earnings of operating joint ventures for Closed Block Business	404	259	(480)	16	290

Income (loss) from continuing operations before income taxes and equity in earnings of operating joint ventures	$1,528	$1,016	$1,552	$(1,226)	$4,540

(1)	Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses that excludes "Realized investment gains (losses), net", as adjusted, and related charges and adjustments; net investment gains and losses on trading account assets supporting insurance liabilities; change in experience-rated contractholder liabilities due to asset value changes; results of divested businesses and discontinued operations; earnings attributable to noncontrolling interests; and the related tax effects thereof. Adjusted operating income includes equity in earnings of operating joint ventures and the related tax effects thereof. Revenues and benefits and expenses shown as components of adjusted operating income, are presented on the same basis as pre-tax adjusted operating income and are adjusted for the items above as well. Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of a hedging program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged, as well as gains and losses on certain investments that are classified as other trading account assets and debt that is carried at fair value. Adjusted operating income does not equate to "Income from continuing operations" as determined in accordance with GAAP but is the measure of profit or loss we use to evaluate segment performance. Adjusted operating income is not a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses. Set forth in the schedule above for each of the periods shown is a reconciliation of pre-tax adjusted operating income of the Financial Services Businesses as currently reported to income from continuing operations of the Financial Services Businesses before income taxes and equity in earnings of operating joint ventures as determined under GAAP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.0	News release of Prudential Financial, Inc., dated November 3, 2010, announcing third quarter 2010 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended September 30, 2010 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2010

PRUDENTIAL FINANCIAL, INC.

By:	/s/ PETER B. SAYRE
Name:	Peter B. Sayre
Title:	Senior Vice President and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.0	News release of Prudential Financial, Inc., dated November 3, 2010, announcing third quarter 2010 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended September 30, 2010 (furnished and not filed).